EX 99.1

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Mountain Time, on [●], 2017 (11:59 p.m., Mountain Time, [●], 2017 for CH2M HILL Retirement and Tax Deferred Savings Plan participants).

Vote by Internet • Go to www.envisionreports.com/ch2m • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•  Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.

•  Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

For	Against	Abstain

1. To approve, direct and adopt the Agreement and Plan of Merger, dated as of August 1, 2017, and the transactions contemplated therein, by and among Jacobs Engineering Group Inc. (“Jacobs”), a Delaware corporation, Basketball Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Jacobs and CH2M HILL Companies, Ltd. (“CH2M”), pursuant to which, upon the satisfaction or waiver of the conditions to closing set forth therein, Merger Sub will merge with and into CH2M, with CH2M surviving the Merger as a wholly-owned direct subsidiary of Jacobs (the “CH2M Merger Proposal”).

☐	☐	☐

2. To approve one or more adjournments of the CH2M Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the CH2M Merger Proposal (the “CH2M Adjournment Proposal”).

☐	☐	☐

3. To approve on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger (the “CH2M Golden Parachute Proposal”), as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger - Interests of CH2M’s Directors and Officers in the Merger - Quantification of Payments and Benefits to CH2M’s Named Executive Officers” beginning on page [●] of the accompanying proxy statement.

☐	☐	☐

Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890 J N T 1 P C F 0 0 0 0 0 0 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

                                                     00000B

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.

The Notice of Meeting and Proxy Statement are available at www.edocumentview.com/ch2m.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — CH2M HILL COMPANIES, LTD.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

[●], 2017

The undersigned stockholder of CH2M HILL COMPANIES, LTD. (“CH2M”) hereby appoints Jacqueline C. Hinman, Gary L. McArthur and Thomas M. McCoy, and each of them, with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock and Preferred Stock of CH2M held of record by the undersigned on [●], 2017, at the Special Meeting of Stockholders of CH2M to be held on [●], 2017 at [●] a.m/p.m. (Mountain Time) at 9191 South Jamaica Street, Englewood, Colorado 80112 and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR PROPOSALS 1, 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Notice to Participants in the CH2M HILL Retirement and Tax-Deferred Savings Plan

This card constitutes voting instructions for participants in the CH2M HILL Retirement and Tax-Deferred Savings Plan. Your voting instructions must be received by 11:59 p.m. Mountain Time, on [●], 2017 to allow sufficient time for processing.

(Continued and to be marked, dated and signed, on the other side)